RESIGNATION LETTER




         The undersigned, Mark Disalvo, hereby resigns as a director, officer and employee of Gump & Company, Inc., a Delaware corporation (the "Company"), effective immediately following the consummation of the merger between CRD Acquisition, Inc., a wholly-owned subsidiary of the Company, with and into Car Rental Direct, Inc., a Nevada corporation.

         Dated: June 12, 2002

                                                       _________________________
                                                       Mark Disalvo